As filed with the Securities and Exchange Commission on August 16, 1996
                                           Registration No. 333-_____
------------------------------------------------------------------------
------------------------------------------------------------------------


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                            ________________

                               FORM S-8

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                           ________________

                   GENERAL SURGICAL INNOVATIONS, INC.
        (Exact name of Registrant as specified in its charter)

           CALIFORNIA                     97-3170244
   (State of incorporation)     (I.R.S. Employer Identification No.)


                             10460 BUBB ROAD
                       CUPERTINO, CALIFORNIA 95014
                (Address of principal executive offices)
                        _______________________

                        1992 STOCK OPTION PLAN
                       (Full title of the Plan)
                        _______________________

                          RODERICK A. YOUNG
                       CHIEF EXECUTIVE OFFICER
                  GENERAL SURGICAL INNOVATIONS, INC.
                             10460 BUBB ROAD
                       CUPERTINO, CALIFORNIA 95014
                            (408) 863-2500
(Name, address and telephone number, including area code, of agent for service)
                        _______________________
                              Copy to:

                            Laurel Finch
                         Venture Law Group
                        2800 Sand Hill Road
                    Menlo Park, California 94025
                           (415) 854-4488


-------------------------------------------------------------------------------------------------------------
                                       CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------

                                                            Proposed          Proposed             Amount
                                           Maximum           Maximum           Maximum               of
                                         Amount to be     Offering Price      Aggregate         Registration
Title of Securities to be Registered     Registered(1)      Per Share       Offering Price           Fee
-------------------------------------------------------------------------------------------------------------
1992 STOCK OPTION PLAN
    Common Stock,
    $0.001 par value. . . .            865,715 Shares       $5.437(2)        $4,706,846.88        $1,388.52
                                       (issued)

    Common Stock,
    $0.001 par value. . . .            133,190 Shares       $5.125(3)        $  682,598.75        $  201.37
                                       (unissued)

                    TOTAL              998,905 Shares(4)                     $5,389,445.63        $1,589.89

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on January 21, 1998.

(4) This total represents a 998,905 share increase in the shares reserved for issuance under the 1992 Stock Option Plan (the "Plan"), which increase was approved by the Registrant's Board of Directors at meetings on March 22, 1996, August 6, 1996 and September 30, 1997 and by the Registrant's shareholders at meetings on April 26, 1996, November 19, 1996 and November 10, 1997. Of the 998,905 shares being registered hereunder, 865,715 shares are subject to outstanding options and 133,190 are available for issuance. An additional 1,616,990 shares were registered for issuance under the Plan pursuant to a previous registration statement on Form S-8 filed by the Registrant (registration number 333-10305) with the Commission on August 16, 1996.

                                    PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are hereby incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed on September 29, 1997, as amended by Form 10-K/A, filed on October 3, 1997 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed on November 14, 1997 pursuant to Section 13 of the Exchange Act.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on May 3, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the shares will be passed upon by Venture Law Group, a Professional Corporation, Menlo Park, California. Tae Hea Nahm, a director of Venture Law Group, is the Secretary of the Registrant.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation eliminates the liability of a director for monetary damages to the fullest extent permissible under California law. In addition, the Articles of Incorporation authorize the Registrant to indemnify agents in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code (the "Code"), subject only to the limits in Section 204 of the Code, with respect to actions for breach of duty to the Registrant and its shareholders. The Bylaws of the Registrant provide that the Registrant shall to the maximum extent permitted by the Code indemnify directors and officers (and permits the Registrant to indemnify other employees and agents) against expenses, judgments and other amounts reasonably incurred in connection with a proceeding because such person was or is an agent of the Registrant. The Bylaws also provide that the Registrant shall advance certain expenses in connection with indemnifying these persons, that the indemnification provision is not exclusive and that the Registrant may purchase directors and officers insurance. In addition, the Registrant has entered into indemnification agreements with certain of its officers and directors.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.   EXHIBITS.

Exhibit
Number
--------

 4.2(1)              Shareholder Rights Plan.

 5.1                 Opinion of Venture Law Group, a Professional Corporation

10.2                 1992 Stock Option Plan and form of agreement.

10.3(2) 1996 Employee Stock Purchase Plan and form of subscription agreement.

10.4(2)              1995 Directors' Option Plan and form of agreement.

23.1                 Consent of Venture Law Group, a Professional
                     Corporation (included in Exhibit 5.1).

23.2                 Consent of Independent Accountants.

24.1                 Powers of Attorney (see p. 7).

_______________
(1) Incorporated by reference from exhibits filed in response to Item 2, "Exhibits," of the Company's Registration Statement on Form 8-A (Registration No. 000-28448), filed with the Commission on May 13, 1997.

(2) Incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-002774), declared effective on May 9, 1996.

Item 9.        UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, GENERAL SURGICAL INNOVATIONS, INC., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on this 22nd day of January, 1998.


                               GENERAL SURGICAL INNOVATIONS, INC.



                               By:   /s/ Roderick A. Young
                                   ----------------------------------
                                     Roderick A. Young
                                     Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roderick A. Young and Stephen J. Bonelli, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                          TITLE                          DATE


/s/ Roderick A. Young           Chief Executive Officer and Chairman
-----------------------------   of the Board of Directors (Principal     January 22, 1998
Roderick A. Young               Executive Officer)


/s/ Gregory D. Casciaro         President, Chief Operating Officer
-----------------------------   and Director                             January 22, 1998
Gregory D. Casciaro


/s/ Stephen J. Bonelli          Vice President of Finance and
-----------------------------   Administration and Chief Financial       January 22, 1998
Stephen J. Bonelli              Officer (Principal Financial and
                                Accounting Officer)


/s/ Thomas J. Fogarty, M.D.
-----------------------------   Director                                 January 22, 1998
Thomas J. Fogarty, M.D.


/s/ Dave Chonette
-----------------------------   Director                                 January 22, 1998
Dave Chonette


/s/ Paul Goeld
-----------------------------   Director                                 January 22, 1998
Paul Goeld


/s/ James Sulat
-----------------------------   Director                                 January 22, 1998
James Sulat


/s/ Mark A. Wan
-----------------------------   Director                                 January 22, 1998
Mark A. Wan


                             INDEX TO EXHIBITS


EXHIBIT
NUMBER


   4.2(1)        Shareholder Rights Plan
   5.1           Opinion of Venture Law Group, a Professional Corporation
  10.2           1992 Stock Option Plan and form of agreement
  10.3(2)        1996 Employee Stock Purchase Plan and form of subscription agreement
  10.4(2)        1995 Directors' Stock Option Plan and form of agreement
  23.1           Consent of Venture Law Group, a Professional Corporation
                 (included in Exhibit 5.1).
  23.2           Consent of Independent Accountants
  24.1           Powers of Attorney (see p. 7).


_______________
(1) Incorporated by reference from exhibits filed in response to Item 2, "Exhibits," of the Company's Registration Statement on Form 8-A (Registration No. 000-28448), filed with the Commission on May 13, 1997.

(2) Incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-002774), declared effective on May 9, 1996.